UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2011

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2011, the Company closed the issuance and sale of 15,900,000 shares of its common stock and accompanying warrants to purchase a total of 7,950,000 shares of common stock. A combination of one share of common stock and a five year warrant to purchase 0.5 shares of common stock was sold in the offering for a combined public offering price of $1.58 per share, less underwriting discounts and commissions payable by the Company. The underwriter, JMP Securities LLC, purchased the common stock and warrants at a discounted price of $1.49 per combination, representing a 5.7% discount to the public offering price. Cash proceeds received by the Company, after the payment of underwriter commission and expenses and offering expenses, were approximately $23,575,000. The Company’s Current Report on Form 8-K filed with the Commission on June 30, 2011, and incorporated herein by reference, describes the terms of the warrants, and the form of the warrant is Exhibit 4.1 to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

4.1 Form of Warrant to Purchase Common Stock (incorporated by reference from Current Report on Form 8-K filed with the
Commission on June 30, 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

July 7, 2011	By:	/s/ Karen L. Gallagher

Name: Karen L. Gallagher
Title: Sr. Vice President and Prinicpal Financial Officer